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                                                                Exhibit 23.1






                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in this Current Report on Form 8-K of Park-Ohio Industries, Inc. dated April 14, 1995 of our report dated March 7, 1995 relating to the consolidated financial statements of RB&W Corporation and to the incorporation by reference of our report dated March 7, 1995 relating to the consolidated financial statements of RB&W Corporation in (i) Park-Ohio Industries, Inc.'s Registration Statement No. 33-86054 on Form S-3, (ii) Registration Statement No. 33-64420 on Form S-8 relating to Park-Ohio Industries, Inc.'s 1992 Stock Option Plan, and (iii) Park-Ohio Industries, Inc.'s Registration Statement No. 33-87230 on Form S-4.





PRICE WATERHOUSE LLP

Cleveland, Ohio
April 14, 1995